KE 135035790.8 Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in the document with a placeholder identified by the mark “[***]”. AMENDED AND RESTATED AGREEMENT OF EXEMPTED LIMITED PARTNERSHIP OF FTAI AIRCRAFT LEASING (2025) GP L.P. Exhibit 10.17

i [***]

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF FTAI AIRCRAFT LEASING (2025) GP L.P. THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (as amended, restated, supplemented, waived or otherwise modified from time to time in accordance with its terms, this “Agreement”) of FTAI Aircraft Leasing (2025) GP L.P., a Cayman Islands exempted limited partnership (the “Partnership”), dated [●], 2026, is made and entered into by and among the General Partner and the Limited Partners. The General Partner, the Initial Limited Partner (as defined below) and the Limited Partners are sometimes referred to herein individually as a “Partner” and collectively as the “Partners.” Certain capitalized terms used herein are defined in Section 1.7. WHEREAS, the Partnership was formed pursuant to an Initial Agreement of Exempted Limited Partnership of the Partnership, dated December 9, 2024 (the “Initial Agreement”), entered into by and between the General Partner, as general partner, and David Moreno, as the sole limited partner (the “Initial Limited Partner”) and registered as an exempted limited partnership in the Cayman Islands, evidenced by the Certificate of Registration; and WHEREAS, the parties hereto desire to enter into this Agreement to reflect the admission of additional limited partners and to amend and restate the Initial Agreement in its entirety as hereinafter set forth. NOW, THEREFORE, the parties hereto agree as follows: ARTICLE I GENERAL PROVISIONS; CAPITAL CONTRIBUTIONS; DEFINITIONS 1.1 Continuation. [***] 1.2 Name. [***] 1.3 Purpose. [***] 1.4 Registered Office. [***] 1.5 Capital Contributions. [***] 1.6 [Reserved] 1.7 Definitions. For purposes of this Agreement: [***] “Active Limited Partner” means, as modified by Section 11.5(c)(ii), any Limited Partner designated as such by the General Partner who is serving as an employee of, or is otherwise

2 providing services on a full business time basis (or on such other basis approved by the General Partner) to, the Partnership, the General Partner, the FTAI Servicer, FTAI and/or their respective affiliates with respect to the Partnership’s activities (in each case, only for so long as such Person continues to serve as an employee of, or otherwise provide services on such basis to, any such Person). “Active FTAI Person” means any individual who is serving as an employee of, or is otherwise providing services on a full business time basis (or on such other basis approved by the General Partner) to, the Partnership, the General Partner, the FTAI Servicer, FTAI and/or their respective affiliates with respect to the Partnership’s activities (in each case, only for so long as such Person continues to serve as an employee of, or otherwise provide services on such basis to, any such Person). [***] “Cause” means, with respect to any Active Limited Partner, (i) commission of an act of fraud or dishonesty in the course of such Active Limited Partner’s (or its Affiliated Service Provider’s) service to the Fund, the Partnership Group, the General Partner, the FTAI Servicer, FTAI or any of their respective affiliates, (ii) indictment, conviction of or entering of a plea of nolo contendere for a crime constituting a felony or in respect of any act of fraud or dishonesty, (iii) commission of an act which would make such Active Limited Partner (or its Affiliated Service Provider) or any FTAI Entity subject to being enjoined, suspended, barred or otherwise disciplined for violation of any securities laws (whether federal, state or foreign), rules or regulations, including a statutory disqualification, (iv) gross negligence or willful misconduct in connection with such Active Limited Partner’s (or its Affiliated Service Provider’s) service to the Fund, the Partnership Group, the General Partner, the FTAI Servicer, FTAI or any of their respective affiliates, (v) breach of any restriction set forth in, or re-executed and reaffirmed in, Section 11.1 (or any restrictive covenant obligations otherwise applicable to such Active Limited Partner or its Affiliated Service Provider under any written agreement with the FTAI Servicer, FTAI or any of their respective affiliates), (vi) material, willful breach of this Agreement (including, without limitation, any obligations pursuant to Section 3.3) or any other written agreement between such Active Limited Partner (or its Affiliated Service Provider) and the FTAI Servicer, FTAI or any of their respective affiliates, in any such case (except as otherwise expressly provided herein), (vii) any action or omission in which such Active Limited Partner would not be entitled to exculpation and indemnification pursuant to Section 11.3, (viii) willful failure to comply with any material policies or procedures of the FTAI Servicer, FTAI or any of their respective affiliates as in effect from time to time; provided that such Active Limited Partner (or its Affiliated Service Provider) shall have been delivered a copy of such policies or notice that they have been posted on a website maintained by the FTAI Servicer, FTAI or any of their respective affiliates prior to such compliance failure, (ix) failure to perform the material duties in connection with such Active Limited Partner’s (or its Affiliated Service Provider’s) position or role with the Fund, the Partnership Group, the General Partner, the FTAI Servicer, FTAI or any of their respective affiliates, or (x) any other action or omission by such Active Limited Partner resulting in a material breach of the Partnership’s obligations under the Fund Agreement or any other action resulting in a “Cause Event” under the Fund Agreement; provided that, with respect to matters in clauses (viii) and (ix) above, the General Partner will provide written notice to such Active Limited Partner

3 setting forth, in reasonable detail, the specific facts constituting such failure, and Cause shall not exist in this regard if such Active Limited Partner (or its Affiliated Service Provider) is capable of remedying, and remedies, the failure referenced in the applicable clause no later than ten (10) days following delivery of such written notice (provided that such Active Limited Partner (or its Affiliated Service Provider) shall not be given more than one (1) opportunity in the aggregate to remedy failures described in the applicable clause). Any action by an Affiliated Service Provider that would constitute “Cause” if committed by an Active Limited Partner shall constitute “Cause” with respect to the Limited Partner or Terminated Partner affiliated with such Affiliated Service Provider. Notwithstanding the foregoing, in the event of any conflict between this definition of “Cause” and the definition of “Cause” (or any analogous term) set forth in any grant letter, award agreement or similar agreement between an Active Limited Partner (or its Affiliated Service Provider) and the FTAI Servicer, FTAI or any of their respective affiliates, the definition set forth in such grant letter, award agreement or similar agreement shall control for purposes of determining whether “Cause” exists with respect to such Active Limited Partner; provided that the General Partner shall have sole discretion to interpret and resolve any such conflict, including the determination of whether a conflict exists between such definitions. [***] “Change in Control” means the occurrence of any of the following events, unless the General Partner determines that such event shall not constitute a Change in Control for purposes of this Agreement: (1) any person (for purposes of this definition, as defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof) is or becomes the beneficial owner (for purposes of this definition, as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of FTAI representing 30% or more of the combined voting power of the then outstanding securities of FTAI, excluding (A) any person who becomes such a beneficial owner in connection with a transaction described in clause (I) of paragraph (2) below, and (B) any person who becomes such a beneficial owner through the issuance of such securities with respect to purchases made directly from FTAI; or (2) there is consummated a merger or consolidation of FTAI or any direct or indirect subsidiary of FTAI with any other corporation or other entity, other than (I) a merger or consolidation which results in the voting securities of FTAI outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of FTAI or any its subsidiaries, 50% or more of the combined voting power of the securities of FTAI or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (II) a merger or consolidation effected to implement a recapitalization of FTAI (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of FTAI (not including in the securities beneficially owned by such person

4 any securities acquired directly from FTAI or its affiliates) representing 30% or more of the combined voting power of the then outstanding securities of FTAI; or (3) the shareholders of FTAI approve a plan of complete liquidation or dissolution of FTAI or there is consummated an agreement for the sale or disposition by FTAI of all or substantially all of the assets of FTAI. [***] “Designated Senior Partners” means each Partner to the extent designated as a “Designated Senior Partner” by the General Partner with respect to all or any provisions of this Agreement; provided that, to the extent any employment agreement, grant letter, award agreement or similar agreement between such Partner (or its Affiliated Service Provider) and the General Partner, the FTAI Servicer, FTAI or any of their respective affiliates contains terms that address the subject matter of the provisions of this Agreement for which such Partner has been designated as a Designated Senior Partner, the terms of such employment agreement, grant letter, award agreement or similar agreement shall supersede and control over the corresponding provisions of this Agreement with respect to such Partner. “Disability” means, with respect to any Active Limited Partner and as determined by the General Partner, such Active Limited Partner’s (or, if applicable, its Affiliated Service Provider’s) inability to perform a substantial portion of such Person’s duties and obligations to the Fund, the Partnership Group, the General Partner, the FTAI Servicer, FTAI or any of their respective affiliates arising out of any physical disability or mental incapacity or other disability that is reasonably expected by the General Partner to last longer than 180 days during any 12 month period. [***] “FTAI” means FTAI Aviation Ltd., a Cayman Islands limited liability company, together with its Affiliates. “FTAI Entities” means, collectively, the Partnership, the General Partner, FTAI, the FTAI Servicer, the FTAI Entity Funds, and each of their respective general partners, managers or other controlling entities. “FTAI Entity Funds” means, collectively, the Fund and any successor investment funds, investment partnerships, and similar investment entities (including parallel funds, feeder funds, master funds, executive funds and alternative investment vehicles of the foregoing Persons) formed and any joint ventures, in each such case, operated or managed, directly or indirectly, by the General Partner, the FTAI Servicer or any other Person under common control with either of them. “FTAI Entity Person” means each Active Limited Partner, Terminated Partner who was previously an Active Limited Partner and each Affiliated Service Provider.

5 “FTAI Servicer” means, collectively, FTAI Aircraft Leasing DAC, an Irish designated activity company, and FTAI Aircraft Leasing LLC, a Delaware limited liability company, or any other Person serving as the FTAI Servicer (as defined in the Fund Agreement) or so designated by the General Partner at such time. “Fund” has the meaning set forth in Section 1.3. “Fund Agreement” means the Amended and Restated Agreement of Limited Partnership of FTAI Aircraft Leasing SPV (2025) LP and, except where the context otherwise requires (e.g., for purposes of Section 1.8), the agreement of limited partnership (or similar governing agreement) of each other Person comprising the Fund, each as amended, restated, supplemented, waived or otherwise modified from time to time in accordance with their respective terms. “Fund Capital Commitment” means, with respect to each Partner and Terminated Partner, the aggregate amount set forth opposite such Person’s name in the column captioned “Fund Capital Commitment” on Schedule 1 hereto, as such Schedule 1 may be (i) amended from time to time by the General Partner; provided that no such amendment of a Person’s Fund Capital Commitment shall be effective against such Person without such Person’s consent, or (ii) modified from time to time by the General Partner to reflect increases or decreases in a Partner’s or Terminated Partner’s Fund Capital Commitment pursuant to the terms hereof (including Sections 5.6, 5.15 and 11.2). “Fund Capital Proceeds” means, for any period, (i) all proceeds received by the Partnership from the Fund on account of the Partnership’s commitment to the Fund (but not including proceeds described in clause (i) of the definition of “Profit Participation Proceeds”) and from the Partnership’s investment or holding of such proceeds, minus (ii) all expenses incurred by the Partnership attributable to the Partnership’s investment or holding of proceeds described in clause (i), minus (iii) any amounts paid by the Partnership in respect of any All Partner Give Back Obligation described in Section 3.3(d)(i). [***] “General Partner” means FTAI Aircraft Leasing (2025) UGP, Ltd., a Cayman Islands exempted limited company, in its capacity as general partner of the Partnership, and any successor general partner of the Partnership in its capacity as general partner of the Partnership. [***] “Good Reason” means, with respect to any Active Limited Partner, the occurrence, without the prior written consent of such Active Limited Partner (or its Affiliated Service Provider), of any of the following events: (i) a material diminution in such Active Limited Partner’s (or its Affiliated Service Provider’s) title, status, duties, responsibilities or authority with the Fund, the Partnership Group, the General Partner, the FTAI Servicer, FTAI or any of their respective affiliates, or (ii) a requirement that such Active Limited Partner (or its Affiliated Service Provider) work primarily from an office or geographic location that is beyond a fifty (50) mile radius from the office or geographic location at which such Active Limited Partner (or its Affiliated Service Provider) primarily works as of the date such Person became an Active Limited Partner (or, if later, as of the date of the most recent amendment to this Agreement in which such Person’s role was established

6 or modified) (provided that such requirement results in an increase in such Person’s commute); provided that Good Reason shall be deemed not to have occurred unless (A) such Active Limited Partner notifies the General Partner in writing of the first occurrence of the Good Reason event within ninety (90) days of the first occurrence of such event, (B) in the case of clause (i) above, such Active Limited Partner cooperates in good faith with the General Partner’s efforts, for a period of not less than thirty (30) days following such notice (the “Good Reason Cure Period”), to remedy the Good Reason event, and notwithstanding such efforts, the Good Reason event continues to exist after the end of the Good Reason Cure Period, and (C) such Active Limited Partner ceases to serve as an Active Limited Partner (or causes its Affiliated Service Provider to cease providing services) within thirty (30) days after providing such notice (or, in the case of clause (i) above, within thirty (30) days after the end of the Good Reason Cure Period). In the case of clause (i) above, if the General Partner cures the Good Reason event during the Good Reason Cure Period, Good Reason shall be deemed not to have occurred. Any event described in clauses (i) or (ii) above experienced by an Affiliated Service Provider that would constitute “Good Reason” if experienced by the applicable Active Limited Partner shall constitute “Good Reason” with respect to the Limited Partner affiliated with such Affiliated Service Provider. [***] “Profit Participation Commitment” means, with respect to each Partner and Terminated Partner, the aggregate amount set forth opposite such Person’s name in the column captioned “Profit Participation Commitment” on Schedule 1 hereto, as such Schedule 1 may be (i) amended from time to time by the General Partner; provided that no such amendment of a Person’s Profit Participation Commitment shall be effective against such Person without such Person’s consent unless the General Partner determines that, in light of anticipated working capital needs of the Partnership, it is necessary, desirable or appropriate to increase the Profit Participation Commitments of all Partners and Terminated Partners on a pro rata basis (based on existing Profit Participation Commitments), whereupon no such consent by such Person shall be required, or (ii) modified from time to time by the General Partner to reflect increases or decreases in a Partner’s or Terminated Partner’s Profit Participation Commitment pursuant to the terms hereof (including Section 11.2). “Profit Participation Percentages” for the Partners and Terminated Partners initially shall be as set forth on Schedule 2 hereto. Except as otherwise provided in Sections 5.4, 5.6, 5.8 and 11.2, the Profit Participation Percentages of the Partners and Terminated Partners may be altered only by the General Partner; provided that, except as otherwise provided in such Sections the Profit Participation Percentage of any Partner or Terminated Partner may not be reduced without the consent of such Person. The Profit Participation Percentages for any New Limited Partners admitted to the Partnership shall be determined as provided in Section 5.4. “Profit Participation Proceeds” means, for any period, (i) all proceeds received by the Partnership from the Fund on account of the Profit Participation, minus (ii) all expenses incurred by the Partnership attributable to the Partnership’s investment or holding of proceeds described in clause (i). [***]

7 “Restricted Geographic Area” means, with respect to a Person (other than a Designated Senior Partner), the United States, Canada, Europe and any other geographic area in which any FTAI Entity has conducted, or plans on conducting, business as of the date such Person ceases to be an Active FTAI Person. “Restricted Time Period” means, with respect to a Person (other than a Designated Senior Partner), the period during which such Person has a relationship with and/or is employed by one or more of the FTAI Entities, and for a period of three months from the date such Active Limited Partner becomes a Terminated Partner or such Affiliated Service Provider ceases to be an Active FTAI Person. [***] “Terminated Partner” means any Person who (i) has ceased to be a Limited Partner pursuant to Section 5.5, (ii) is the estate of or successor in interest to a Partner or Terminated Partner that has died or ceased to exist, or (iii) is a transferee of an interest in the Partnership who was not a Limited Partner at the time of the transfer, and was not subsequently admitted pursuant to Section 5.3(b) as a Limited Partner. [***] ARTICLE II CAPITAL ACCOUNTS [***] ARTICLE III DISTRIBUTIONS 3.1 Distributions. Profit Participation. Subject to Sections 5.6, 5.7, 5.14, 11.2 and 11.3, and subject to Section 3.2(h), Profit Participation Proceeds shall be distributed to the Partners and Terminated Partners pro rata according to their respective Profit Participation Percentages. (b) Fund Capital Proceeds. Subject to Sections 5.6, 5.7, 5.14, 11.2 and 11.3, and subject to Section 3.2(h), Fund Capital Proceeds shall be distributed to the Partners and Terminated Partners pro rata according to their respective Fund Capital Commitments, except as otherwise agreed between any Partner or Terminated Partner and the General Partner. The General Partner shall have full authority, without the consent of any Person, including any Partner, to amend this Agreement as the General Partner deems necessary or appropriate in its sole discretion to facilitate the provisions of this paragraph, and/or to interpret any provision of this Agreement, whether or not so amended, to give effect to the intent of this paragraph. (c) [Reserved] (d) Short-Term Investment Income. Subject to Sections 5.6, 5.7, 5.14, 11.2 and 11.3, Short-Term Investment Income shall be distributed to the Partners and Terminated Partners pro

8 rata according to their respective interests in the assets generating such Short-Term Investment Income, as determined by the General Partner. (e) Return of Profit Participation Commitments. Except as otherwise provided in Section 5.6(g), any distribution representing a return of Capital Contributions with respect to Profit Participation Commitments shall be made pro rata among the Partners and Terminated Partners on the basis of each Person’s net Capital Contributions with respect to Profit Participation Commitments. (f) [Reserved] (g) Distributions of cash, securities and/or other property received by the Partnership shall be made to all Partners and Terminated Partners from time to time as determined by the General Partner; provided that, unless otherwise determined by the General Partner, each Partner and Terminated Partner shall be entitled to receive quarterly distributions pursuant to this Section 3.1(g) as soon as is reasonably feasible, but in no event later than January 10, April 10, June 10 and September 10 of each calendar year (or such other date five days before estimated tax payments are due from individuals for U.S. federal income tax purposes), equal to the anticipated taxes on the share of taxable income allocated to such Person by the Partnership for the fiscal quarter to which such date relates, assuming the highest applicable marginal U.S. federal, state and local rates applicable to any Partner or Terminated Partner, taking into account the deductibility of U.S. state and local taxes and determined without regard to any capped deductions, subject to any applicable limitations on deductibility, and the character of the income, gains, losses or deductions, and subject to the availability of cash after setting aside appropriate reserves for anticipated or contingent obligations, losses and commitments of the Partnership. Distributions made pursuant to this Section 3.1(g) shall be treated as advances of distributions under the provisions of this Article III (other than this Section 3.1(g)) and shall be taken into account in determining the amount of all future distributions to each Partner and Terminated Partner. [***] 3.2 Return of Distributions. Subject to the provisions of Section 4(3) of the Partnership Act: (a) If the Partnership is obligated or, the General Partner determines that in the future the Partnership may become obligated, in each case under Section 9.4(c) of the Fund Agreement (a “General Partner Give Back Obligation”) or Section 4.5 of the Fund Agreement (an “All Partner Give Back Obligation”) to give back to the Fund or its partners all or a portion of the distributions received by the Partnership from the Fund, or the Partnership incurs a Fund Liability or Net Extraordinary Expense, the General Partner may call for such additional amount as is necessary (whether or not such obligations are immediately due and payable under the Fund Agreement) to satisfy such obligations, in which case each Partner and Terminated Partner shall contribute to the Partnership, when and as called, such Person’s pro rata share of the amount called as determined pursuant to Sections 3.2(b) and 3.2(c); provided that in no event shall a Partner or Terminated Partner be obligated to contribute to the Partnership pursuant to this Section 3.2 an aggregate amount that exceeds the lesser of (i) the aggregate amount of distributions (excluding distributions pursuant to Section 1.5(b)(i) and (ii), guaranteed payments, if any, distributions of Short-Term

9 Investment Income, and distributions equal to such Person’s aggregate Tax Amount) received by such Person from the Partnership pursuant to this Agreement, and (ii) such Person’s pro rata share of the amounts called hereunder as determined pursuant to Sections 3.2(b) and 3.2(c). For the avoidance of doubt, the General Partner is permitted to require the Partners and Terminated Partners to return distributions to the Partnership and/or cause the Partnership to return distributions to the Fund prior to the time such amounts are required to be contributed pursuant to Section 9.4(c) or Section 4.5 of the Fund Agreement in order to reduce or eliminate any obligation that might arise thereafter to return such amounts. If any amount returned pursuant to this Section 3.2(a) is not used to pay or set aside reserves to pay a General Partner Give Back Obligation, an All Partner Give Back Obligation, a Fund Liability or a Net Extraordinary Expense, such amount shall be distributed by the General Partner among the Partners and Terminated Partners in accordance with how their contributions to the Partnership pursuant to this Section 3.2(a) would have been reduced if such amount had not been called, as determined by the General Partner. Each Partner and Terminated Partner shall promptly contribute in cash to the Partnership any amounts called from it in compliance with this Section 3.2. (b) Any contribution required to fund a General Partner Give Back Obligation, a Fund Liability or a Net Extraordinary Expense shall be made by the Partners and Terminated Partners pro rata according to the respective amounts of Profit Participation Proceeds (net of respective amounts of distributions equal to Tax Amounts and any previous contributions pursuant to this Section 3.2(b) or Section 3.2(c)(ii) with respect thereto) received by or on behalf of such Persons and not returned to or recouped by the Partnership pursuant to Section 5.6(d). (c) Any contribution required to fund an All Partner Give Back Obligation shall be made by the Partners and Terminated Partners in the following proportions: (i) All contributions made by the Partnership with respect to Fund Capital Commitments shall be funded by the Partners and Terminated Partners pro rata according to their respective Fund Capital Commitments. (ii) All contributions made by the Partnership with respect to Profit Participation Proceeds shall be funded by the Partners and Terminated Partners pro rata according to the respective amounts of distributions of Profit Participation Proceeds received by or on behalf of such Persons and not returned to or recouped by the Partnership pursuant to Section 3.2(b), this Section 3.2(c)(ii) or Section 5.6(d). (d) Notwithstanding anything herein to the contrary, in no event shall the Partners and Terminated Partners be obligated pursuant to this Section 3.2 to contribute to the Partnership (i) an aggregate amount with respect to the General Partner Give Back Obligation in excess of the aggregate amount the Partnership is obligated or, as determined by the General Partner, may be obligated to contribute to the Fund pursuant to Section 9.4(c) of the Fund Agreement or (ii) an aggregate amount with respect to the All Partner Give Back Obligation in excess of the aggregate amount the Partnership is obligated or, as determined by the General Partner, may be obligated to contribute to the Fund pursuant to Section 4.5 of the Fund Agreement.

10 (e) Any amounts contributed by a Partner or a Terminated Partner pursuant to this Section 3.2 shall be credited to such Person’s Capital Account but shall not constitute a Capital Contribution hereunder. (f) For all purposes of this Section 3.2, all determinations and calculations with respect to distributions of Profit Participation Proceeds and Fund Capital Proceeds shall be made by disregarding (i) any increase in such distributions attributable to any appreciation of or any dividends or other income with respect to any property after it is distributed by the Fund to the Partnership and (ii) any reduction in such distributions attributable to depreciation of or other losses or expenses with respect to any property after it is distributed by the Fund to the Partnership. For the avoidance of doubt, the General Partner shall be entitled to adjust obligations of any Person pursuant to this Section 3.3 in order to appropriately take into account the applicable Profit Participation Proceeds to which such obligation relates, the application of any applicable Tax Amount, and the application and sharing of an “after-tax” limitation contained in the Fund Agreement. (g) For all purposes of this Section 3.2, all distributions of Profit Participation Proceeds returned to the Fund (or to any limited partner of the Fund) by a Partner or Terminated Partner pursuant to, and in accordance with, the Undertaking shall be deemed to have been contributed to the Partnership, and shall be characterized as having been paid to the Partnership, pursuant to, and in accordance with, this Section 3.2. The provisions of this Section 3.2 shall be interpreted in such a manner as to avoid any duplication of payments by a Partner or Terminated Partner with respect to such Person’s share of a General Partner Give Back Obligation as a result of any payments made by such Person pursuant to this Section 3.2 or the Undertaking. The General Partner may increase or decrease the obligation of any Person in order to comply with this Section 3.2(g) and to avoid unjust enrichment or an inequitable result. (h) Notwithstanding anything to the contrary in this Agreement: (i) Any and all Fund Capital Proceeds received by the Partnership after a contribution is made pursuant to Section 3.2(c)(i) shall be distributed to the Partners and the Terminated Partners pro rata according to the contributions made by them pursuant to Section 3.2(c)(i) (determined net of any amounts distributed pursuant to this Section 3.2(h)(i)), until each of them has received an amount equal to the aggregate contributions made by them pursuant to Section 3.2(c)(i). (ii) Any and all Profit Participation Proceeds received by the Partnership after a contribution is made pursuant to Section 3.3(b) or 3.2(c)(ii) shall be distributed to the Partners and the Terminated Partners pro rata according to the contributions made by them pursuant to Sections 3.3(b) and 3.2(c)(ii) (determined net of any amounts distributed pursuant to this Section 3.2(h)(ii)), until each of them has received an amount equal to the aggregate contributions made by them pursuant to Sections 3.3(b) and 3.2(c)(ii). 3.3 [Reserved]. 3.4 Survival of Give Back Obligations. A Partner’s or Terminated Partner’s obligation to make contributions to the Partnership under Section 3.2 shall survive the dissolution,

11 liquidation, winding up and termination of the Partnership. The General Partner in its sole discretion may determine to retain and use any amounts that would otherwise be distributable to a Partner or Terminated Partner pursuant to Section 3.2 to pay all or any part of any obligation of any Partner or Terminated Partner described in Section 3.2. The General Partner may pursue and enforce all rights and remedies the Partnership may have against each Partner and Terminated Partner under Section 3.2 and this Section 3.4, including instituting a lawsuit to collect such contribution with interest from the date such contribution was required to be paid under Section 3.2 calculated at a rate equal to the Base Rate plus six percentage points per annum (but not in excess of the highest rate per annum permitted by law). [***] ARTICLE IV MANAGEMENT / GENERAL PARTNER [***] ARTICLE V LIMITED PARTNERS AND TERMINATED PARTNERS 5.1 Limited Liability. [***] 5.2 Conflicts of Interest; Compliance with Policies and Procedures. [***] 5.3 Transfer of Limited Partnership Interest; No Withdrawal of Funds or Loans. [***] 5.4 Admission of New Limited Partners. [***] 5.5 Withdrawal, Expulsion or Other Termination of Partners. (a) An Active Limited Partner shall cease to be an Active Limited Partner (i) upon such Active Limited Partner’s death, Disability or withdrawal or (ii) in the case of an Active Limited Partner other than an individual, upon the bankruptcy or dissolution of such Active Limited Partner or upon the death, Disability or withdrawal of such Person’s Affiliated Service Provider. (b) At any time, an Active Limited Partner (other than if the General Partner agrees otherwise in connection with such Active Limited Partner) may be terminated as an Active Limited Partner with or without Cause by the General Partner. (c) [Reserved.] (d) If an Active Limited Partner ceases to be an Active Limited Partner for any reason, such Partner simultaneously, and automatically without further action, shall cease to be a Limited Partner and shall become a Terminated Partner. (e) Subject to Section 5.7(f), no Limited Partner shall voluntarily withdraw as a limited partner from the Partnership or voluntarily otherwise cease to be an Active Limited Partner or Active FTAI Person unless such Person has given the Partnership written notice at least 60 days

12 in advance of the effective date of such event. Any Limited Partner who withdraws as a limited partner from the Partnership shall remain a party hereto and shall become a Terminated Partner effective as of the effective date of such withdrawal; provided, however, that such Limited Partner shall cease any and all vesting under this Agreement upon the date on which such Limited Partner provides notice to the Partnership of such Limited Partner’s intent to withdraw or voluntarily otherwise ceases to be an Active Limited Partner or Active FTAI Person. (f) [Reserved] (g) A Limited Partner shall cease to be a Limited Partner as a result of the permitted Transfer of all of such Person’s interest in the Partnership. (h) [Reserved] (i) Unless otherwise determined by the General Partner, in the event a Limited Partner withdraws from the Partnership, is expelled from the Partnership or otherwise ceases to be a Limited Partner for any reason, such Limited Partner shall, and in the case of any Investment Vehicle Partner, such Person’s Affiliated Service Provider shall, immediately resign any and all positions as a director, officer and employee (and any other similar position) of the Partnership, the General Partner, the FTAI Servicer, the Fund, each Portfolio Acquisition, each Portfolio Acquisition subsidiary, each of their respective affiliates, and each Person in which such Limited Partner or such Affiliated Service Provider, as applicable, serves at the request of the Partnership or an affiliate of the Partnership. (j) Except as otherwise agreed in writing by the General Partner, prior to or simultaneously with a Limited Partner becoming a Terminated Partner, such Person shall (i) return to the General Partner all identification badges, keys, credit cards, entry cards, technology and other items that are the property of the Partnership, the General Partner, the FTAI Servicer or any other member of the FTAI Entities and (ii) deliver to the Partnership all memoranda, notes, plans, records, reports, and other documents (and all copies thereof), whether in paper, electronic, magnetic or computer form, relating to any Covered Person (or any of its business), in each case that such Person may then possess or have under such Person’s control, whether at such Person’s residence, office or elsewhere (other than copies of agreements with any Covered Person to which such Person is a party). If the Partnership requests, such Person shall provide written confirmation that such Person has returned all such materials. 5.6 Share of a Terminated Partner. Notwithstanding anything contained in this Agreement to the contrary: (a) Except as otherwise expressly provided in this Agreement, in the event that a Limited Partner (or the estate or successor in interest of a Limited Partner) becomes a Terminated Partner, such Terminated Partner with respect to the interests such Person held as a Limited Partner only shall retain (as a Terminated Partner): (i) such Terminated Partner’s Vested Profit Participation Percentage in Profit Participation Proceeds; and

13 (ii) subject to Section 5.6(c) and Section 5.15, such Terminated Partner’s share of Fund Capital Proceeds, Short-Term Investment Income, Fund Liabilities, Net Extraordinary Expenses and any Give Back Obligation distributed or incurred by the Partnership after such Terminated Partner’s termination. (b) A Terminated Partner’s “Vested Profit Participation Percentage”, which shall apply to all Acquisitions, shall be either (i) the product determined by multiplying (A) such Person’s Profit Participation Percentage on the date of such Person’s termination by (B) the cumulative portion of such Person’s Profit Participation Percentage that has vested as of the date of such Person’s termination pursuant to Schedule 3 hereto or such other vesting schedule in effect for such Person as previously determined by the General Partner with such Person’s consent or (ii) such higher percentage (which shall not exceed such Person’s Profit Participation Percentage on the date of such Person’s termination) as may be determined by the General Partner; provided that, solely for purposes of calculating the Reallocated Amount with respect to any particular distribution using Profit Participation Percentages in its determination, the Profit Participation Percentage used in clause (A) above shall be such Terminated Partner’s Profit Participation Percentage at the time of such distribution. (c) Subject to Section 5.15, if a Limited Partner becomes a Terminated Partner for any reason (other than if such Person becomes a Terminated Partner for Cause) prior to having funded such Person’s full required Fund Capital Commitment to the Partnership, such Terminated Partner shall no longer be obligated to continue to fund the unfunded portion of such Person’s Fund Capital Commitment, with such unfunded portion of such Person’s Fund Capital Commitment being re- allocated to the General Partner or its designee as of the date of such termination. In addition, each Terminated Partner shall remain obligated to fund such Person’s share of any General Partner Give Back Obligation and, subject to the immediately preceding sentence, any All Partner Give Back Obligation in accordance with Section 3.2. For the avoidance of doubt, notwithstanding anything to the contrary herein, each of the parties hereto hereby acknowledges and agrees that given that a Terminated Partner’s respective Fund Capital Commitment may be adjusted and/or otherwise deemed reduced pursuant to this Section 5.6 with a corresponding aggregate increase to the Fund Capital Commitments of the General Partner or its designee, the parties hereto hereby agree that the General Partner in its sole and absolute discretion (subject to not having a material adverse effect on the Person at issue) shall have the right to make any determinations, interpretations, adjustments, amendments, modifications, supplements and or/waivers to this Agreement (for the avoidance of doubt including to the Schedules hereto) in order to reflect and/or effectuate (x) the foregoing in an equitable manner and (y) items related to the foregoing such as (and by no means limited to) Fund Capital Commitments, Fund Capital Proceeds, Short-Term Investment Income, Fund Liabilities, Net Extraordinary Expenses, the All Partner Give Back Obligation and related terms, provisions and determinations, including corresponding adjustments and/or modifications to account for the fact that (A) Fund Capital Proceeds distributed to the Partnership from the Fund may not be in respect of Acquisitions in which such Terminated Partner has funded a Fund Capital Commitment (and vice versa in the case of the General Partner or its designee) and/or (B) Fund Capital Proceeds arising from, and the All Partner Give Back Obligation in respect of, Acquisitions for which there are one or more follow-on investments comprising such Acquisition, which Acquisition is funded in part by a Terminated Partner’s funded Fund Capital Commitment and in part based on the unfunded Fund Capital Commitment re-allocated pursuant to this Section 5.6,

14 shall be treated as multiple investments to the extent that this Section 5.6(c) is implemented with each applicable Person being attributed (and all relevant determinations based on) such Person’s funded Fund Capital Commitment with respect to the applicable portion of such Acquisition attributable to such Person’s funded Fund Capital Commitment with respect thereto, it being understood that this sentence is meant to provide the General Partner with the unilateral right to take into account differences in Fund Capital Commitments and Fund Capital Proceeds (and related terms and items) arising from the fact that such items may not apply on a whole fund basis given that a Terminated Partner may only be responsible for satisfying such Person’s funded Fund Capital Commitment, and may correspondingly have his unfunded Fund Capital Commitment re- allocated to the General Partner or its designee, in each case pursuant to the terms of this Agreement. (d) If a Limited Partner becomes a Terminated Partner for any reason prior to the time such Person’s Profit Participation Percentage has fully vested pursuant to this Section 5.6 and Schedule 3 hereto or such other vesting schedule in effect for such Person pursuant to this Agreement, then (without duplication) such Person’s Reallocated Amount shall be, when and as determined by the General Partner, recovered by reducing all or any portion of future amounts that would otherwise be distributed to such Person; provided that the aggregate amount recovered from such Person pursuant to the foregoing shall not exceed such Person’s Reallocated Amount. If a Terminated Partner’s Reallocated Amount is not fully recovered pursuant to the preceding sentence, then the General Partner may determine that such Person shall be personally obligated to refund to the Partnership such unrecovered portion of the Reallocated Amount. A Terminated Partner shall be personally obligated to refund to the Partnership any amount pursuant to this Section 5.6(d) when and as determined by the General Partner. In no event shall a Terminated Partner’s obligations pursuant to this Section 5.6(d) exceed the amount of distributions of Profit Participation Proceeds actually received by such Person, less an amount equal to such Person’s Tax Amount. The amounts recovered from a Terminated Partner pursuant to this Section 5.6(d) shall be reallocated and, when and as determined by the General Partner, distributed in accordance with Section 5.8. For purposes of this Section 5.6(d), each time that a Terminated Partner’s Reallocated Amount is recouped either by such Terminated Partner actually refunding all or any portion of such Reallocated Amount or by the Partnership actually reducing distributions on account of all or any portion of such Terminated Partner’s Reallocated Amount, in each case as set forth herein, such Terminated Partner shall be deemed to have returned to the Partnership pursuant to this Section 5.6(d) a portion of such Reallocated Amount equal to the amount of such actual recoupment at such time. A Terminated Partner’s “Reallocated Amount” means an amount equal to the excess, if any, of (1) the aggregate amount of distributions of Profit Participation Proceeds made to such Terminated Partner (and not returned to the Partnership pursuant to Section 3.2(b) or 3.2(c)(ii)) prior to such Terminated Partner’s termination over (2) the amount that would have been distributed to such Terminated Partner if such Terminated Partner’s Profit Participation Percentage at the time of each such distribution had been equal to such Person’s Vested Profit Participation Percentage. (e) [Reserved] (f) [Reserved]

15 (g) Within 24 months after a Partner (or the estate or successor in interest to a Partner) becomes a Terminated Partner for any reason, such Terminated Partner’s Profit Participation Commitment shall be reduced to an amount equal to the product of (i) such Terminated Partner’s Profit Participation Commitment immediately before the reduction, multiplied by (ii) a fraction, not greater than 1, (A) the numerator of which is such Terminated Partner’s Vested Profit Participation Percentage at the time of the reduction, and (B) the denominator of which is such Terminated Partner’s Profit Participation Percentage immediately prior to such Person becoming a Terminated Partner. Any Capital Contributions such Terminated Partner has made to the Partnership with respect to such Terminated Partner’s Profit Participation Commitment in excess of such Terminated Partner’s Profit Participation Commitment as reduced by this Section 5.6(g) shall be refunded (in each case, according to a timing schedule determined by the General Partner); provided that the operation of this provision may be postponed by the General Partner during any period when the Partnership requires such amounts for working capital. 5.7 Termination of a Limited Partner. (a) The substitution, death, disability, withdrawal, incapacity, incompetency, dissolution (whether voluntary or involuntary), bankruptcy or other termination of a Limited Partner shall not, in and of itself, affect the existence of the Partnership, and the remaining Partners shall continue the business of the Partnership under the terms of this Agreement. Except as may otherwise be provided by law in connection with the dissolution, liquidation and final winding-up of the Partnership, each Limited Partner hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Partnership’s property. A Terminated Partner is not a Partner or Limited Partner for purposes of this Agreement and shall have no rights under this Agreement or with respect to the Partnership, except as otherwise expressly provided herein. (b) A Terminated Partner’s continuing share of the Partnership’s income, expenses, gains, losses, deductions, credits, etc. shall not be regarded as a Partnership interest (except for U.S. federal, state and local income tax purposes) but instead shall represent only such Person’s continuing right to receive a portion of the distributions, if any, made by the Partnership. A Terminated Partner shall not be entitled to participate in any Partnership decision or determination (including voting or consent rights with respect to amendments to this Agreement or otherwise, except as expressly provided herein). Such Terminated Partner’s successors and assigns shall acquire only such Person’s rights to distributions, exculpation and indemnification pursuant to the terms of this Agreement and such Person’s obligations set forth in this Agreement. (c) Notwithstanding any other provision of this Agreement, if any distribution is made or any liability, loss, deduction, credit or expense is incurred after a Limited Partner becomes a Terminated Partner and such distribution is made pursuant to Section 3.1 or such item of liability, loss, deduction, credit or expense is borne by the Partners and the Terminated Partners pursuant to Article III, in each case according to Profit Participation Percentages, (i) a Terminated Partner’s “share” shall be determined on the basis of such Terminated Partner’s Vested Profit Participation Percentage in such distributions or items of liability, loss, deduction, credit or expense and (ii) a Limited Partner’s “share” shall be determined on the basis of such Limited Partner’s Profit Participation Percentage in such distributions or items of liability, loss, deduction, credit or expense.

16 (d) Distributions to a Terminated Partner in accordance with the provisions of this Agreement as determined by the General Partner shall constitute full and final settlement of any and all claims that such Terminated Partner might otherwise assert against the Partnership, the General Partner, the FTAI Servicer or any of their respective affiliates or any of the respective partners, members, directors, officers, stockholders, employees, agents, successors and assigns of any of the foregoing (other than for unpaid salary and employee benefits accrued prior to the date of such Person’s termination), individually or in their official capacities, on account of such Terminated Partner’s termination as a Partner and all matters pertaining thereto. (e) [Reserved] (f) If elected by the General Partner, to the extent a Terminated Partner’s Fund Capital Commitment, Profit Participation Commitment and Vested Profit Participation Percentage are each zero, such Person (i) shall cease to be a Terminated Partner hereunder, (ii) shall no longer be a party to this Agreement, and (iii) unless otherwise agreed by such Person and the General Partner, (A) shall have no rights under this Agreement, other than the right to indemnification and exculpation pursuant to Sections 11.3(c) and 11.3(d) as if such Person had remained as a Terminated Partner, and (B) shall have no obligations under this Agreement, other than obligations for prior breaches of this Agreement and obligations pursuant to Sections 3.2, 5.14 and 11.1 as if such Person had remained as a Terminated Partner. 5.8 Reallocation of Interests After Termination of a Limited Partner. In the event a Limited Partner ceases to be a Limited Partner for any reason, unless otherwise determined by the General Partner, such Person’s non-vested Profit Participation Percentage and such Person’s Reallocated Amount (i.e., the interest that such former Limited Partner is not entitled to retain pursuant to Section 5.6) shall be reallocated to the General Partner. 5.9 Time and Attention. [***] 5.10 Transaction and Monitoring Fees. [***] 5.11 Co-Investments. [***] 5.12 Negative Capital Account. [***] 5.13 Acknowledgement of Risks. [***] 5.14 Offset Arrangement. [***] 5.15 Purchase of Terminated Partner’s Interest. Notwithstanding any other provision of this Agreement, in the event that any Active Limited Partner becomes a Terminated Partner for any reason, the General Partner may, by giving written notice thereof within 180 days of such termination, purchase the Unvested Percentage of such terminated Active Limited Partner’s (a “Subject Terminated Partner”) capital interest in the Partnership (excluding such Person’s interest with respect to the Profit Participation Proceeds (“Capital Interest”)). The “Unvested Percentage”

17 shall be the percentage equal to 100%, minus the percentage described in Section 5.6(b)(i)(B) or Section 5.6(b)(ii), as applicable. (b) The purchase price for the Unvested Percentage of the Capital Interest shall be an amount equal to the greater of (i) the Unvested Percentage, multiplied by (ii) the excess, if any, of (A) the aggregate amount of Capital Contributions in respect of Fund Capital Commitments made by the Subject Terminated Partner to the Partnership over (B) the aggregate amount of distributions in respect of Fund Capital Commitments to such Person representing a return of capital received by such Subject Terminated Partner. (c) The closing of the purchase transaction pursuant to this Section 5.15 shall be consummated within 210 days of termination. On or prior to such closing, each purchasing Partner shall pay such Person’s pro rata share of the purchase price by certified check or wire transfer of immediately available funds, at such Person’s election. Effective upon the closing of such transaction, (i) the Fund Capital Commitment of the General Partner shall be increased by the Unvested Percentage of the Subject Terminated Partner’s Fund Capital Commitment and the Subject Terminated Partner’s Fund Capital Commitment shall be decreased by such amount; and (ii) the Capital Account of the Subject Terminated Partner shall be decreased by an amount equal to (A) such Subject Terminated Partner’s Capital Account with respect to his Capital Interest only, multiplied by (B) the Unvested Percentage, and the General Partner’s Capital Account shall be increased by such amount, appropriately adjusted as determined by the General Partner to reflect the overall economic arrangements hereunder. (d) The General Partner with respect to the General Partner’s increased Fund Capital Commitment and the Subject Terminated Partner with respect to such Person’s remaining Fund Capital Commitment shall be deemed to have made Capital Contributions with respect to such increased or remaining Fund Capital Commitment, as applicable, in an amount equal to the Funded Percentage of such Fund Capital Commitment. For purposes of the foregoing, the “Funded Percentage” shall be a fraction, (i) the numerator of which is the Subject Terminated Partner’s aggregate Capital Contributions in respect of Fund Capital Commitments to the Partnership prior to giving effect to this Section 5.15 and (ii) the denominator of which shall be the Subject Terminated Partner’s Fund Capital Commitment prior to reduction pursuant to this Section 5.15. [***] ARTICLE VI [RESERVED] ARTICLE VII DURATION; TERMINATION 7.1 Duration. [***] 7.2 Liquidation of Partnership Interests. (a) Upon dissolution, the affairs of the Partnership shall be wound up in an orderly manner. The General Partner (or such Person(s) designated by the General Partner) shall be the

18 liquidator(s) to wind up the affairs of the Partnership pursuant to this Agreement and the Partnership Act. (b) Upon dissolution of the Partnership, a final allocation of all items of income, gain, deduction, loss and expense shall be made in accordance with Article II and all other relevant provisions hereof and the Partnership’s liabilities and obligations to its creditors shall be satisfied to the extent required by the Partnership Act (whether by payment or the making of reasonable provision for payment) prior to any distributions to the Partners and the Terminated Partners. After such payment or reasonable provision for payment of all debts and contingent obligations of the Partnership, the remaining assets, if any, shall be distributed among the Partners and the Terminated Partners in accordance with their respective Capital Accounts. (c) Following the termination, liquidation and winding up of the Partnership in accordance with this Section 7.2, the Partnership shall dissolve for purposes of the Partnership Act upon the filing of a final notice of dissolution with the Registrar of Exempted Limited Partnerships of the Cayman Islands in accordance with the applicable provisions of the Partnership Act. ARTICLE VIII VALUATION [***] ARTICLE IX BOOKS OF ACCOUNT [***] ARTICLE X CERTIFICATE OF EXEMPTED LIMITED PARTNERSHIP; POWER OF ATTORNEY [***] ARTICLE XI MISCELLANEOUS 11.1 Formation of New Fund; Use of Partnership’s Name; Intellectual Property; Confidentiality; Non-Disclosure; Investment Performance; No-Hire; Non-Solicitation; Non-Interference; Non-Competition; Cooperation and Non-Disparagement. (a) Formation of New Fund. [***] (b) Use of Partnership’s Name. [***] (c) Intellectual Property. [***] (d) Confidential Information; Non-Disclosure.

19 (i) Each Partner, Terminated Partner and Affiliated Service Provider acknowledges and agrees that all Confidential Information is the property of the Partnership and/or other Covered Persons. Unless the General Partner otherwise provides its prior written consent and subject to the other provisions of this Section 11.1(d), each Partner, Terminated Partner and Affiliated Service Provider shall not, and shall not permit such Person’s affiliates to, directly or indirectly use, rely on, disclose, divulge, furnish or make accessible to anyone any Confidential Information, except in each case as (and only to the extent) necessary or required by law or such Person’s duties and responsibilities to any Covered Person or as otherwise permitted in any applicable document governing the ownership or use of the Intellectual Property. In the event a Partner, Terminated Partner or Affiliated Service Provider or any of such Person’s affiliates shall be required by law to make any disclosure of any Confidential Information other than as necessary or required by such Person’s duties and responsibilities to any Covered Person or as permitted in any applicable document governing the ownership or use of the Intellectual Property, such Person shall notify the Partnership in writing at least five business days prior to the required disclosure of such Confidential Information of the basis for, and the extent of, the required disclosure and shall cooperate with the FTAI Servicer, the General Partner and the Partnership to preserve in full the confidentiality of any and all Confidential Information disclosed pursuant to this Section 11.1(d). Except as otherwise agreed in writing by the General Partner, prior to or simultaneously with a Partner becoming a Terminated Partner or an Affiliated Service Provider ceasing to be an Active FTAI Person, such Person shall (i) return to the General Partner all identification badges, keys, credit cards, entry cards, technology and other items that are the property of the Partnership, the General Partner, the FTAI Servicer or any other member of the FTAI Entities and (ii) deliver to the Partnership all memoranda, notes, plans, records, reports, and other documents (and all copies thereof), whether in paper, electronic, magnetic or computer form, relating to any Covered Person (or any of its business) that such Person may then possess or have under such Person’s control, whether at such Person’s residence, office or elsewhere other than a copy of agreements with any Covered Person to which such Person is a party. If the FTAI Servicer or the General Partner requests, such Person shall provide written confirmation that such Person has returned all such materials. (ii) Each FTAI Entity Person shall protect and preserve as confidential during such Person’s relationship and/or employment with the FTAI Entities, and at all times after termination of the relationship and/or employment, all of the Confidential Information at any time known to such Person or at any time in such Person’s possession or control. Each FTAI Entity Person agrees that he or she shall not, at any time during or following his or her relationship and/or employment with the FTAI Entities, except in the course of performing his or her obligations on behalf of the FTAI Entities and in the pursuit of the business of the FTAI Entities, disclose or use any Confidential Information. (iii) Notwithstanding anything in the Agreement to the contrary, each Active Limited Partner, Terminated Partner and Affiliated Service Provider hereby agrees that any investment opportunity that such Person works on, identifies or becomes aware of at any time preceding the time that such Person ceases to be an Active Limited Partner or an Active FTAI Person, as applicable, is the property of the Partnership and that such

20 opportunity may not be pursued by such Person directly or indirectly in any manner without the Partnership’s prior written consent. (iv) Each Partner, Terminated Partner and Affiliated Service Provider shall not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that (A) is made (I) in confidence to a U.S. federal, state or local government official, either directly or indirectly, or to an attorney and (II) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, each Partner, Terminated Partner and Affiliated Service Provider has the right to disclose in confidence trade secrets to U.S. federal, state and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. Such parties also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. No Partner, Terminated Partner or Affiliated Service Provider needs any prior authorization to make any such reports or disclosures, and is not required to notify anyone that he or she has made such reports or disclosures. (v) Each Partner, Terminated Partner and Affiliated Service Provider shall not be prohibited from (i) reporting possible violations of federal law or regulation to any government agency or entity or self-regulatory organization or making disclosures that are protected under the whistleblower provisions of federal law or regulation or recovering any U.S. Securities and Exchange Commission whistleblower awards, (ii) supplying truthful information to any government authority or in response to any lawful subpoena or other legal process, (iii) cooperating or speaking with law enforcement, the U.S. Equal Employment Opportunity Commission, the U.S. Securities and Exchange Commission, a local commission on human rights, or other government agency, or from speaking with the Person’s attorneys, or (iv) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that such Person has reason to believe is unlawful. (e) Investment Performance. Without limiting the generality of Section 11.1(d), each Partner, Terminated Partner and Affiliated Service Provider acknowledges and agrees that investment performance information and the investment track record of each of the FTAI Entities and each investment by a FTAI Entity is the property of the FTAI Servicer and/or its affiliates. Unless the General Partner otherwise provides its prior written consent (which consent may be withheld by the General Partner in its sole discretion), each Partner, Terminated Partner and Affiliated Service Provider shall not, and shall not permit such Person’s affiliates to, directly or indirectly use, rely on, market, promote or otherwise trade on or claim as his, her or its own, disclose, divulge, furnish or make accessible to anyone such investment performance information, except in each case (i) as (and only to the extent) required by law or (ii) as reasonably required in connection with such Person’s duties and responsibilities to the FTAI Entities. In the event a Partner, Terminated Partner or Affiliated Service Provider or any of such Person’s affiliates shall be required by law to make any disclosure of such investment performance information other than

21 as reasonably required in connection with such Person’s duties and responsibilities to the FTAI Entities, such Person shall notify the General Partner in writing at least ten business days prior to the required disclosure of such investment performance information of the basis for, and the extent of, the required disclosure and shall cooperate with the Partnership and the General Partner to preserve in full the confidentiality of any and all portions of such investment performance information to the maximum extent not prohibited under applicable law. (f) No-Hire; Non-Solicitation; Non-Interference. Each FTAI Entity Person (other than a Designated Senior Partner) hereby covenants and agrees that such Person shall not, during the Restricted Time Period and within the Restricted Geographic Area, without the prior written approval of the General Partner, which may be withheld in its sole and absolute discretion, directly or indirectly, either as an individual or for or on behalf of another Person (whether as an officer, director, member, partner, shareholder, employee, agent, consultant or adviser of another Person or otherwise): (i) hire or engage or assist in hiring or engaging, directly or indirectly, any individual who is then, or was at any time during the twelve months preceding such date, an officer, director, member, partner, shareholder, employee, agent, consultant or adviser (which in this context means an individual that as of such date spends, or at any time during the twelve months preceding such date spent, a majority of such Person’s business time on matters for the FTAI Entities and does not include institutions (e.g., an accounting firm, investment banking firm, etc.) or individuals working on behalf of institutions) of a FTAI Entity other than on behalf of a FTAI Entity or of any airline or lessee doing business with a FTAI Entity during such twelve month period, provided that such restriction in this clause (i) shall apply only if such officer, director, member, partner, shareholder, employee, agent, consultant or adviser subsequently engages in any activity that pertains to aviation investing on behalf of any Person other than a FTAI Entity; or (ii) solicit, induce, recruit or encourage, attempt to solicit, induce, recruit or encourage or assist or otherwise participate in soliciting, inducing, recruiting or encouraging, directly or indirectly, any individual who is then an existing officer, director, member, partner, shareholder, employee, agent, consultant or adviser (which in this context means an individual that as of such date spends, or at any time during the twelve months preceding such date spent, a majority of such Person’s business time on matters for the FTAI Entities and does not include institutions (e.g., an accounting firm, investment banking firm, etc.) or individuals working on behalf of institutions) of a FTAI Entity or of any airline or lessee doing business with a FTAI Entity during such twelve month period, provided that such restriction in this clause (ii) shall apply only if such officer, director, member, partner, shareholder, employee, agent, consultant or adviser subsequently engages in any activity that pertains to aviation investing on behalf of any Person other than a FTAI Entity; or (iii) interfere or attempt to interfere with or assist any Person in interfering or attempting to interfere with any Person doing business with the FTAI Entities, or in any way affect the business relationship existing between the FTAI Entities and such Person or adversely affect any of the FTAI Entities’ business dealings. (g) Non-Competition. Each Partner (other than a Designated Senior Partner) hereby covenants and agrees that during the period which such Partner has a relationship with and/or is employed by one or more of the FTAI Entities and during the Restricted Time Period and within the Restricted Geographic Area, such Person shall not, without the prior written approval of the General Partner, directly or indirectly, either as an individual or an employee, agent, officer, director, shareholder, partner or member of another Person, engage in any activity that pertains to

22 investing in aviation assets on behalf of any Person other than an FTAI Entity. The parties hereto hereby acknowledge and agree that any Person (other than a Designated Senior Partner) to whom this Section 11.1(g) is being enforced by the General Partner (in its sole discretion) shall be entitled to such Person’s then existing base salary (net of any withholdings and other amounts customarily netted out of such Person’s base salary prior to becoming a Terminated Partner) paid by FTAI or its affiliate consistent with its ordinary payment practices in existence as of such time for the duration of such Restricted Time Period.] (h) Cooperation. Each FTAI Entity Person (other than a Designated Senior Partner) hereby covenants and agrees to, without payment of any additional compensation (other than reimbursement of reasonable out-of-pocket expenses), cooperate with, and make himself or herself reasonably available to assist, the FTAI Entities in connection with (i) any internal and/or independent review of any such Person’s financial policies, procedures and activities in respect of any or all periods during which such Active Limited Partner, Terminated Partner or Affiliated Service Provider was employed or engaged by or an owner of any such Person or any of its predecessors or affiliates, (ii) providing information or serving as a witness in any investigation, audit, litigation, arbitration, or governmental or other administrative proceeding involving any of such Persons, (iii) providing any and all documents, materials or information in such Person’s possession relating to such investigation, audit, litigation, arbitration, or governmental or other administrative proceeding, and (iv) testifying truthfully in any such investigation, audit, litigation, arbitration, or governmental or other administrative proceeding, including assisting and cooperating with such Persons’ respective attorneys and advisors in connection with any of the foregoing litigation, arbitration, or governmental or other administrative proceedings. Notwithstanding the foregoing, no Active Limited Partner, Terminated Partner or Affiliated Service Provider shall be required to comply with the immediately preceding sentence in connection with any litigation matters arising between such Person and the Partnership or any FTAI Entity relating to the terms of this Agreement, any applicable employment agreement with such Person or such Person’s employment or duties. No Active Limited Partner, Terminated Partner or Affiliated Service Provider shall do any act that would violate the terms of this Agreement or do any act that would make it impossible to carry on the business of the Partnership. (i) Non-Disparagement. Each Limited Partner (other than a Designated Senior Partner) hereby covenants and agrees not to make, encourage or otherwise facilitate (including (i) encouraging or suggesting that another Person make, encourage or otherwise facilitate, or (ii) encouraging or suggesting that another Person encourage or otherwise facilitate yet another Person that such Active Limited Partner, Terminated Partner or Affiliated Service Provider reasonably believes would make, encourage or otherwise facilitate) any written or oral derogatory statement or communication (including in response to reference calls by current or potential investors or potential or prospective business counterparts such as airlines, aviation lessors, OEMs, and/or MROs), or any statement or communication that could reasonably be viewed as derogatory, about the Partnership, the General Partner, the FTAI Servicer, any FTAI Entity, any Active Limited Partner, any Affiliated Service Provider that is an Active FTAI Person, the Fund or any existing or successor fund, except as required by law. Notwithstanding the foregoing, nothing in this Agreement shall prevent any Person from (i) responding to any incorrect, disparaging or derogatory statement (oral or written) or to any communication that could reasonably be expected to injure such Person’s reputation, or (ii) making any truthful statement to the extent required by

23 law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with actual or apparent jurisdiction to order such Person to disclose or make accessible such information. [***] * * * * *

IN WITNESS WHEREOF, this Agreement has been executed and unconditionally delivered by the General Partner and the Limited Partners as a deed effective as of the date first above written and is effective with respect to each other party hereto as of the date that such party first acquired a commitment. PARTNERSHIP: FTAI AIRCRAFT LEASING (2025) GP L.P. By: FTAI AIRCRAFT LEASING (2025) UGP, LTD., its general partner By: Name: Title:

INITIAL LIMITED PARTNER: [***]

LIMITED PARTNERS: [Name]

SCHEDULE 1 [***]

SCHEDULE 2 PROFIT PARTICIPATION PERCENTAGES Partner Profit Participation Percentage TOTAL 100.00%

SCHEDULE 3 VESTING Date Cumulative Amount of Profit Participation Percentage That Is Vested in Profit Participation Proceeds upon Withdrawal or Termination December 30, 2024 0% June 30, 2026 (the “First Vesting Date”) 25% The first anniversary of the First Vesting Date 50% The second anniversary of the First Vesting Date 75% The third anniversary of the First Vesting Date 100% Upon Complete Realization of the Fund’s Entire Portfolio 100% The following provisions supersede, modify and/or clarify (as applicable) the foregoing table: * Each Person shall be 100% vested in any distribution of Profit Participation Proceeds actually received by such Person, subject to the terms of this Agreement, including Section 5.6. * For the avoidance of doubt, a Limited Partner must be an Active Limited Partner (and not a Terminated Partner) on the applicable vesting date set forth in the table immediately above in order for the corresponding portion of its Profit Participation Percentage to vest, and no portion of such Profit Participation Percentage shall vest with respect to any vesting date on which such Limited Partner is not an Active Limited Partner. (1) Subject to the prior application of the other notes hereto and notwithstanding anything in this Schedule 3 to the contrary: (a) if a Limited Partner becomes a Terminated Partner as a result of death or Disability (a “Death/Disability Termination”), such Person’s Profit Participation Percentage shall remain outstanding following such termination and shall continue to vest in accordance with the vesting schedule set forth in this Schedule 3 as if such Person had remained an Active Limited Partner; (b) if a Limited Partner becomes a Terminated Partner as a result of involuntary termination without Cause or termination by such Limited Partner for Good Reason (a “Qualifying Involuntary Termination” and, together with a Death/Disability Termination, each a “Qualifying Termination”), such Person’s Vested Profit Participation Percentage shall be deemed to be accelerated to a pro-rata portion of such Person’s Profit Participation Percentage, calculated based on the ratio of (x) the number of days elapsed from December 30, 2024 through the date such Person became a Terminated Partner to (y) the total number of days from December 30, 2024 through the fourth anniversary of the First Vesting Date; and (c) following a Change in Control of FTAI, the Profit Participation Percentage of each Active Limited Partner shall remain outstanding and continue to vest in accordance with the vesting schedule set forth in this Schedule 3; provided that (i) if the successor to FTAI does not assume, convert or replace such Limited Partner’s Profit Participation Percentage, such Person’s Vested

Profit Participation Percentage shall be deemed to be accelerated to 100% vested upon the closing date of the Change in Control, or (ii) if the successor to FTAI assumes, converts or replaces such Limited Partner’s Profit Participation Percentage and such Limited Partner becomes a Terminated Partner as a result of a Qualifying Termination within twelve (12) months following the closing date of the Change in Control, such Person’s Vested Profit Participation Percentage shall be deemed to be accelerated to 100% vested upon the date such Person becomes a Terminated Partner. Any acceleration of vesting pursuant to this Note (1) shall be subject to such Person’s (or such Person’s personal representatives’, as applicable) execution and delivery to the General Partner (and non-revocation and effectiveness of) a general release of claims in a form satisfactory to the General Partner within sixty (60) days following the date such Person becomes a Terminated Partner or the closing date of the Change in Control, as applicable. (2) Notwithstanding anything in this Schedule 3 to the contrary, the Vested Profit Participation Percentage of any Limited Partner who is an Active Limited Partner as of the date of the final distribution of the assets of the Fund pursuant to Section 9.4(b) of the Fund Agreement shall be 100% of such Person’s Profit Participation Percentage as of such date. (3) Subject to the prior application of the other notes hereto and the terms of this Agreement, notwithstanding anything contained in this Schedule 3 to the contrary, (i) if an Active Limited Partner resigns or otherwise withdraws from the Partnership voluntarily, or is terminated without Cause, such Person shall retain his Vested Profit Participation Percentage as of the date such Person became a Terminated Partner and (ii) if an Active Limited Partner is terminated as an Active Limited Partner with Cause or violates such Person’s covenants under Section 11.1 of this Agreement prior to, in connection with or after such Person becomes a Terminated Partner, such Person’s Vested Profit Participation Percentage shall be 0%.

SCHEDULE 4 [RESERVED]

SCHEDULE 5 [***]

SCHEDULE 6 [***]